Exhibit 99.1

CONTACT: Audrey Knoth, (757) 625-2518 / Lani Chisman Davis, (757) 728-1286

FOR IMMEDIATE RELEASE

2008 Brought Growth to Old Point Financial Corporation

— Nation’s Economic Slump Affected Fourth Quarter —

In 2008: Deposits up 8.45%, Net Loans Rise 6.59%,

Net Interest Margin at 3.61%

Hampton, VA January 22, 2009 Old Point Financial Corporation (Nasdaq—OPOF) experienced growth in deposits, loans and net interest margin and increased its dividend in 2008, a year that its executives say demonstrated Old Point’s “enduring strength and profitability even during a recessionary time.” Citing its strong capital position, Old Point neither applied for nor received any “bailout” money authorized by the Troubled Asset Relief Program (TARP). Old Point was not unaffected by the nation’s rugged economic conditions in 2008; its fourth-quarter earnings were lower than in the same quarter of the previous year. Old Point’s management says it’s optimistic about capturing additional market share in 2009, with the rapidly changing banking climate expected to provide opportunities. Old Point Financial Corporation is the parent company of Old Point National Bank and Old Point Trust & Financial Services.

Deposits grew 8.45% and net loans increased 6.59% in 2008, and Old Point increased its dividend by one cent in September. From 2007 to 2008, annual dividends rose by $0.05, an 8.20% increase. As of January 16, 2009 Old Point’s dividend yield was 3.60%. The net interest margin increased to 3.61% in 2008 from 3.42% in 2007. Old Point National Bank expanded its operations by opening a location in the Hilltop section of Virginia Beach, bringing its total number of branches throughout Hampton Roads to 20. Old Point also offers 60 automated teller machines in the region.

While 2008 as a whole and its fourth quarter finished with a profit, fourth-quarter earnings were down from the 2007 fourth-quarter figure. Basic earnings per share in the fourth quarter were $0.19; down from $0.42 in the fourth quarter of 2007. Diluted earnings per share went from $0.41 in the fourth quarter of 2007 to $0.18 in the same period of 2008. Major factors in the decrease were an increase in the provision for loan losses and a one-time write-off consisting of $165 thousand for an undeveloped branch site as well as the establishment of a $263 thousand valuation reserve for other real estate owned (OREO). Annual basic earnings per share in 2008 were $1.39; in 2007, the figure was $1.61. Diluted earnings per share were $1.59 for 2007 and $1.38 in 2008. Loans 90 days past due, non-performing assets, and total loan portfolio charge-offs rose in 2008 as compared to 2007.

“While Old Point has not been immune to the recession, our continued profitability illustrates our long tradition of strength and consistency,” said Old Point Financial Corporation President, CEO, and Board Chairman Robert F. Shuford. “Old Point National Bank opened its doors in 1923 and we have successfully operated through the 1929 depression as well as many ensuing economic slumps and banking industry crises. When the economy is in turbulence and there are shake-ups in the banking industry, our business often grows. We find that customers especially appreciate our proven success and stability, range of services, and local ownership.”

Old Point will soon expand again. Construction of its $3.8 million Ghent branch in Norfolk is scheduled to begin next month and Old Point continues to add staff.

Old Point Financial Corporation is headquartered in Hampton.

Old Point Financial Corporation (“OPOF”—Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 20 branches and 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com

For more information contact: Audrey Knoth, 757/625-2518 / Lani Chisman Davis, 757/ 728-1286

Old Point Financial Corporation

Consolidated Balance Sheets (Unaudited)

	(dollars in Thousands)
Assets
	31-Dec-08	31-Dec-07
Cash and due from banks	$29,511	$16,367
Federal Funds Sold	17,814	35,197

Cash and Cash Equivalents	$47,325	$51,564
Securities available for sale, at market	101,895	129,056
Securities to be held to maturity (fair value approximates $3,116 and $2,947)	3,067	2,904
Loans (net of allowance of $6,406 and $5,130)	631,046	592,014
Premises and Equipment, net	27,143	27,002
Bank owned life insurance	14,018	12,801
Other real estate owned, net	3,751	1,119
Other Assets	6,720	6,097

Total Assets	$834,965	$822,557

Liabilities
	31-Dec-08	31-Dec-07
Noninterest-bearing deposits	$123,755	$95,970
Savings deposits	187,105	185,823
Time deposits	335,664	314,372

Total Deposits	646,524	596,165
Federal funds purchased and securities sold under agreement to repurchase	33,282	64,225
Federal Home Loan Bank Advances	70,000	80,000
Accrued expenses and other liabilities	2,261	2,460

Total Liabilities	$752,067	$742,850

Stockholders’ Equity
Common stock, $5.00 par value	24,526	24,538

	2008	2007
Shares Authorized	10,000,000	10,000,000
Shares Outstanding	4,905,229	4,907,567

Additional paid-in capital	15,506	15,357
Retained Earnings	43,251	40,039
Accumulated other comprehensive income (loss)	(385)	(227)
Total stockholders’ equity	82,898	79,707

Total liabilities and stockholders’ equity	$834,965	$822,557

Old Point Financial Corporation

Consolidated Statements of Earnings (Unaudited)

Interest Income	3 Mo Ended 31-Dec-08	3 Mo Ended 31-Dec-07	12 Mo Ended 31-Dec-08	12 Mo Ended 31-Dec-07
	Dollars in thousands, except per share amounts
Interest and Fees on loans	$10,074	$10,526	$40,870	$41,887
Interest on federal funds sold	29	350	387	994
Interest on securities
Taxable	776	1,087	3,377	4,470
Exempt from Federal income tax	187	294	925	1,247
Dividends and interest on all other securities	188	100	942	423

Total interest income	11,254	12,357	46,501	49,021

Interest Expense
Interest on savings deposits	173	578	1,095	2,502
Interest on time deposits	2,984	3,695	13,007	13,949
Interest on federal funds purchased and securities sold under agreement to repurchase and other borrowings	120	503	877	1,970
Interest on FHLB advances	942	1,121	4,027	4,928

Total Interest expense	4,219	5,897	19,006	23,349

Net Interest Income	7,035	6,460	27,495	25,672
Provision for loan losses	1,000	300	2,400	1,000

Net interest income after provision for loan losses	6,035	6,160	25,095	24,672

Noninterest income
Income from fiduciary activities	693	769	3,109	3,116
Service charges on deposits	1,470	1,547	5,894	5,779
Other service charges, commissions and fees	601	719	2,587	2,480
Income from bank owned life insurance	181	167	716	622
Gain (loss) on disposal of premises and equipment	0	(15)	227	134
Net gain (loss) on available-for-sale securities	(47)	0	(47)	3
Other operating income	59	51	236	352

Total noninterest income	2,957	3,238	12,722	12,486

Noninterest Expenses
Salaries and employee benefits	4,547	4,007	17,041	15,931
Occupancy and equipment	1,033	924	3,903	3,640
Data processing	254	231	996	878
Marketing	178	160	773	724
Customer Development	149	181	752	696
Employee professional development	165	145	662	645
Writedown of Other Real Estate Owned	428	0	428	0
Other operating expenses	1,071	892	3,821	3,509

Total noninterest expenses	7,825	6,540	28,376	26,023

Income before taxes	1,167	2,858	9,441	11,135
Applicable income taxes	260	813	2,651	3,166

Net Income	$907	$2,045	$6,790	$7,969

Per Share*

Weighted average number of common shares – basic	4,902,600	4,912,654	4,903,963	4,956,880

Weighted average number of common shares – diluted	4,934,471	4,947,219	4,935,453	4,997,822
Basic Earnings per share	$0.19	$0.42	$1.39	$1.61
Diluted Earnings per share	$0.18	$0.41	$1.38	$1.59
Cash Dividends Declared	$0.17	$0.16	$0.66	$0.61

*	Note: per share data adjusted for 5 for 4 stock split in the form of dividend declared on August 16, 2007 and paid on October 1, 2007

Selected Ratios

	12 Months Ended 31-Dec-08	12 Months Ended 31-Dec-07
Net Interest Margin	3.61%	3.42%
NPAs/Total Assets	1.79%	0.38%
Net Charge Offs/Total Loans	0.18%	0.11%
Allowance for Loan Losses/Total Loans	1.00%	0.86%

Non-Performing Assets (NPAs) (in thousands)
Loans > 90 days past due, but still accruing interest	$3,520	$621
Restructured Loans	$6,594	$1,320
Other Real Estate Owned	$3,751	$1,120
Nonaccrual Loans	$1,045	$84

Total Non-Performing Assets	$14,910	$3,145

Loans Charged Off (net of recoveries) (000)	$1,125	$654